                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant  /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /     Preliminary Proxy Statement           / /  Confidential, For Use of the
                                                   Commission Only (as permitted
                                                   by Rule 14a-6(e)(2))
/X/     Definitive Proxy Statement

/ /     Definitive Additional Materials

/ /     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           COMMISSION FILE NO. 0-20845

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1)     Title of each class of securities to which transaction applies:
               _______________________________________________________________
        2)     Aggregate number of securities to which transaction applies:
               _______________________________________________________________
        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               _______________________________________________________________
        4) Proposed maximum aggregate value of transaction: 5) Total fee paid:__________________________________________________________

/ /     Fee paid previously with preliminary materials:_______________________

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1)     Amount Previously Paid:_________________________________________
        2)     Form, Schedule or Registration Statement No.:___________________
        3)     Filing Party:___________________________________________________
        4)     Date Filed:_____________________________________________________

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                           550 SOUTH WISCONSIN STREET
                             GAYLORD, MICHIGAN 49734

                                October 20, 2000

Dear Shareholder:

        I am pleased to invite you to attend the 2000 Annual Meeting of Shareholders of Big Buck Brewery & Steakhouse, Inc., to be held at Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan, on November 14, 2000, at 9:00 a.m. local time.

        At the Annual Meeting you will be asked to vote for the election of directors, to approve our 2000 Stock Option Plan, to approve an amendment to our Restated Articles of Incorporation and to ratify the appointment of Plante & Moran, LLP as our independent public accountants for the fiscal year ending December 31, 2000. The accompanying material contains the Notice of Annual Meeting, the Proxy Statement, which includes information about the matters to be acted upon at the Annual Meeting, and the related proxy card.

        I hope you will be able to attend the Annual Meeting. Whether or not you are able to attend in person, I urge you to sign and date the enclosed proxy and return it promptly in the enclosed envelope. If you do attend in person, you may withdraw your proxy and vote personally on any matters brought properly before the Annual Meeting.

                                           Sincerely,

                                           BIG BUCK BREWERY & STEAKHOUSE, INC.

                                           /s/ William F. Rolinski

                                           William F. Rolinski
                                           President and Chief Executive Officer

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                           550 SOUTH WISCONSIN STREET
                             GAYLORD, MICHIGAN 49734

                              --------------------

                                     NOTICE
                                       OF
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                NOVEMBER 14, 2000

                              ---------------------


        NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Shareholders of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation, will be held at Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan, on November 14, 2000, at 9:00 a.m. local time, for the following purposes, as more fully described in the accompanying Proxy Statement:

        1. To elect nine directors for the ensuing year and until their successors shall be elected and duly qualified;

        2. To consider and vote upon adoption of Big Buck's 2000 Stock Option Plan;

        3. To consider and vote upon adoption of an amendment to Big Buck's Restated Articles of Incorporation to delete certain provisions regarding share ownership;

        4. To ratify the appointment of Plante & Moran, LLP as Big Buck's independent public accountants for the fiscal year ending December 31, 2000; and

        5. To consider such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only shareholders of record at the close of business on October 16, 2000, are entitled to notice of, and to vote at, the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please mark, date and sign the enclosed proxy exactly as your name appears thereon and promptly return it in the envelope provided, which requires no postage if mailed in the United States. Proxies may be revoked at any time before they are exercised and, if you attend the Annual Meeting in person, you may withdraw your proxy and vote personally on any matter brought properly before the Annual Meeting.

                                           Sincerely,

                                           BIG BUCK BREWERY & STEAKHOUSE, INC.

                                           /s/ William F. Rolinski

                                           William F. Rolinski
                                           President and Chief Executive Officer

Gaylord, Michigan
October 20, 2000

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                           550 SOUTH WISCONSIN STREET
                             GAYLORD, MICHIGAN 49734

                              --------------------

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                                   TO BE HELD
                                NOVEMBER 14, 2000

                              ---------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Big Buck Brewery & Steakhouse, Inc. for use at the 2000 Annual Meeting of Shareholders to be held at Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan on November 14, 2000, at 9:00 a.m. local time, or at any adjournment or postponement thereof. All shares of Common Stock represented by properly executed and returned proxies, unless such proxies have previously been revoked, will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed and returned proxies on which no specification has been made will be voted for the election of the nominees for director named herein, for adoption of Big Buck's 2000 Stock Option Plan, for adoption of the amendment to Big Buck's Restated Articles of Incorporation and for ratification of the appointment of independent public accountants for the fiscal year ending December 31, 2000. If any other matters are properly presented at the Annual Meeting for action, including a question of adjourning or postponing the Annual Meeting from time to time, the persons named in the proxies and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

        The Notice of Annual Meeting, this Proxy Statement and the related proxy card are first being mailed to shareholders of Big Buck on or about October 20, 2000.

RECORD DATE AND OUTSTANDING COMMON STOCK

        The Board has fixed the close of business on October 16, 2000, as the Record Date for determining the holders of Big Buck's outstanding voting shares entitled to notice of, and to vote at, the Annual Meeting. On that date, there were 5,454,748 shares of Common Stock issued, outstanding and entitled to vote.

REVOCABILITY OF PROXIES

        Any shareholder who executes and returns a proxy may revoke it at any time before it is voted. Any shareholder who wishes to revoke a proxy can do so by (a) executing a later-dated proxy relating to the same shares and delivering it to the Secretary of Big Buck prior to the vote at the Annual Meeting, (b) filing a written notice of revocation bearing a later date than the proxy with the Secretary of Big Buck prior to the vote at the Annual Meeting, or (c) appearing in person at the Annual Meeting, filing a written notice of revocation and voting in person the shares to which the proxy relates. Any written notice or subsequent proxy should be delivered to Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49734, Attention: Deborah Y. Peters, or hand-delivered to Ms. Peters prior to the vote at the Annual Meeting.

VOTING AND SOLICITATION

        Each shareholder is entitled to one vote, exercisable in person or by proxy, for each share of Common Stock held of record on the Record Date. Shareholders do not have the right to cumulate votes in the election of directors.

        Expenses incurred in connection with the solicitation of proxies will be paid by Big Buck. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of Big Buck may solicit proxies personally or by telephone, for which they will receive no consideration other than their regular compensation. Big Buck will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of shares of Common Stock held as of the Record Date and will reimburse such persons for their reasonable expenses so incurred.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        The presence, in person or by proxy, of the holders of at least of a majority of the shares of Common Stock outstanding and entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. All votes will be tabulated by the inspector of election for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

        If a properly executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by such proxy will be considered present at the Annual Meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter.

        If a properly executed proxy is returned by a broker holding shares in street name which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the Annual Meeting for purposes of determining a quorum, but will not be considered to be represented at the Annual Meeting for purposes of calculating the vote with respect to such matter.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of Big Buck's Common Stock as of October 1, 2000, by (a) each person who is known to Big Buck to own beneficially more than five percent of the Common Stock, (b) each director and nominee for election as a director, (c) each Named Executive Officer (as defined below), and (d) all executive officers and directors as a group. Unless otherwise noted, each person identified below possesses sole voting and investment power with respect to such shares. Except as otherwise noted below, Big Buck knows of no agreements among its shareholders which relate to voting or investment power with respect to its Common Stock.

                                                                        SHARES        PERCENT
                                                                     BENEFICIALLY        OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                                OWNED(1)        CLASS
-------------------------------------------------------------------  ------------     -------
Wayne County Employees' Retirement System(2)......................    3,299,172        37.7%
     400 Monroe Street, Suite 230
     Detroit, Michigan 48226
Michael G. Eyde(3)................................................    1,447,596        21.3
     6250 West Michigan Avenue
     Lansing, Michigan 48917
Perkins Capital Management, Inc.(4)...............................    1,219,700        19.4
     730 East Lake Street
     Wayzata, Minnesota 55391
William F. Rolinski(5)............................................      958,895        17.2
Casimer I. Zaremba(6)(7)..........................................      695,007        12.7
Blair A. Murphy, D.O.(6)..........................................      655,007        12.0
FMR Corp.(8)......................................................      522,500         9.6
     82 Devonshire Street
     Boston, Massachusetts 02109
The Perkins Opportunity Fund(9)...................................      500,000         8.7
     730 East Lake Street
     Wayzata, Minnesota 55391
Richard W. Perkins(10)............................................      355,000         6.1
     730 East Lake Street
     Wayzata, Minnesota 55391
Gary J. Hewett(11)................................................      198,078         3.5
Henry T. Siwecki(6)(12)...........................................      156,989         2.9
Anthony P. Dombrowski(13).........................................      118,962         2.1
Thomas McNulty....................................................        1,000         *
Matthew P. Cullen.................................................            0         0
Joseph W. Muer....................................................            0         0
Dennis B. Sullivan................................................            0         0
All Executive Officers and Directors as a Group (10 persons)(14)..    2,783,938        46.8%

---------------
*       Represents less than one percent.

(1) Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to securities. Securities "beneficially owned" by a person may include securities owned by or for, among others, the spouse, children or certain other relatives of such person as well as other securities as to which the person has or shares voting or investment power or has the option or right to acquire Common Stock within 60 days. The number of shares beneficially owned includes shares issuable pursuant to warrants and stock options that are exercisable within 60 days of October 1, 2000. Unless otherwise indicated, the address for each listed shareholder is c/o Big Buck Brewery & Steakhouse, Inc., 550 South Wisconsin Street, Gaylord, Michigan 49734.

(2) As set forth in Schedule 13D filed with the SEC by Wayne County Employees' Retirement System ("WCERS") on February 17, 2000. Represents 200,000 shares subject to a currently exercisable warrant and 3,099,172 shares subject to currently convertible promissory notes.

(3)     Includes (a) 50,000 shares subject to a currently exercisable option,
        (b) 25,000 shares subject to a currently exercisable warrant, (c) 52,115 shares subject to a currently convertible promissory note, and (d) 1,200,000 shares issuable pursuant to a Real Estate Purchase and Leaseback Agreement by and between Mr. Eyde and Big Buck, dated August 1, 1997.

(4) As set forth in Schedule 13G filed with the SEC by Perkins Capital Management, Inc. ("PCM"), The Perkins Opportunity Fund ("POF") and Richard W. Perkins on June 8, 2000. Includes (a) 200,600 shares owned by the clients of PCM, (b) 164,100 shares subject to currently exercisable warrants owned by the clients of PCM, (c) 200,000 shares owned by POF,
        (d) 300,000 shares subject to currently exercisable warrants owned by POF, and (e) 355,000 shares subject to currently exercisable warrants owned by Mr. Perkins. PCM has (a) sole power to vote 339,500 shares, representing 139,500 shares owned by clients of PCM and 200,000 shares owned by POF, and (b) sole power to dispose of 1,219,700 shares. PCM disclaims beneficial ownership of the securities owned by POF and Mr. Perkins.

(5)     Includes 118,287 shares subject to currently exercisable options.

(6)     Includes 20,000 shares subject to currently exercisable options.

(7) Beneficial ownership of 450,005 of these shares is shared with Walter Zaremba, Casimer Zaremba's brother.

(8) As set forth in Schedule 13G filed with the SEC by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on February 11, 2000. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 522,500 shares as a result of acting as investment adviser to various investment companies registered under the Investment Company Act of 1940. The ownership of one investment company, Fidelity Capital Appreciation Fund, amounted to 522,500 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the funds each has sole power to dispose of the 522,500 shares owned by the funds. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. and Ms. Johnson is a Director of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(9)     As set forth in Schedule 13G filed with the SEC by PCM, POF and Richard
        W. Perkins on June 8, 2000. Includes 300,000 shares subject to currently exercisable warrants.

(10)    As set forth in Schedule 13G filed with the SEC by PCM, POF and Richard
        W. Perkins on June 8, 2000. Represents shares subject to currently exercisable warrants.

(11)    Represents shares subject to currently exercisable options.

(12)    Includes 6,000 shares subject to currently exercisable warrants.

(13)    Includes 112,962 shares subject to currently exercisable options.

(14) Includes 489,327 shares subject to currently exercisable options and 6,000 shares subject to currently exercisable warrants.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

        Nine persons have been nominated for election as directors at the Annual Meeting, all of whom currently serve as directors of Big Buck. Directors of Big Buck are elected annually, by a plurality of the votes cast, to serve until the next annual meeting of shareholders and until their respective successors are elected and duly qualified. There are no family relationships between any director or officer.

        It is intended that votes will be cast pursuant to the enclosed proxy for the election of the nominees listed in the table below, except for those proxies which withhold such authority. Shareholders do not have cumulative voting rights with respect to the election of directors, and proxies cannot be voted for a greater number of directors than the number of nominees. In the event that any of the nominees shall be unable or unwilling to serve as a director, it is intended that the proxy will be voted for the election of such other person or persons as the remaining directors may recommend in the place of such nominee. Big Buck has no reason to believe that any of the nominees will not be candidates or will be unable to serve.

VOTE REQUIRED

        The nine nominees receiving the highest number of affirmative votes of the shares entitled to vote at the Annual Meeting shall be elected to the Board of Directors. An abstention will have the same effect as a vote withheld for the election of directors and a broker non-vote will not be treated as voting in person or by proxy on the proposal. Set forth below is certain information concerning the nominees for the Board of Directors. THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE NOMINEES LISTED BELOW.


NAME                      AGE     PRINCIPAL OCCUPATION      POSITION WITH BIG BUCK    DIRECTOR SINCE
-----------------------   ---   ----------------------      ----------------------    --------------
William F. Rolinski....   52    Chief Executive Officer,    Chief Executive Officer,       1993
                                President and Chairman of   President and Chairman of
                                the Board of Big Buck       the Board

Gary J. Hewett.........   38    Chief Operating Officer,    Chief Operating Officer,       1998
                                Executive Vice President    Executive Vice President
                                and Director of Big Buck    and Director

Matthew P. Cullen......   44    General Manager of General  Director                       2000
                                Motors Enterprise Activity
                                Group

Thomas McNulty.........   60    Private Investor            Director                       2000

Joseph W. Muer.........   64    Manufacturer's              Director                       1999
                                Representative

Blair A. Murphy, D.O...   46    Self-Employed Physician     Director                       1993

Henry T. Siwecki.......   56    Sole Owner and President    Director                       1995
                                of Siwecki Construction

Dennis B. Sullivan.....   59    Founder of Sullivan &       Director                       2000
                                Associates

Casimer I. Zaremba.....   79    Private Investor            Director                       1993


BUSINESS EXPERIENCE

        WILLIAM F. ROLINSKI is a founder of Big Buck and has been the Chief Executive Officer, President and Chairman of the Board since its formation in 1993. From 1987 to 1994, Mr. Rolinski was the founder, secretary and corporate counsel of Ward Lake Energy, Inc., an independent producer of natural gas in Michigan. While Mr. Rolinski was at Ward Lake, the company drilled and produced over 500 natural gas wells with combined reserves of over $200 million.

        GARY J. HEWETT became the Chief Operating Officer and Executive Vice President of Big Buck in April 1996 and a director of Big Buck in December 1998. From June 1989 to March 1996, he served in various capacities at Hooters of America, Inc., a national restaurant chain, including Vice President of Franchise Operations where he was responsible for the operational support of 84 franchised restaurants and Vice President of Company Operations where he was responsible for the operation of 28 company-owned restaurants. Mr. Hewett's responsibilities at Hooters included supervision of site selection, restaurant design and layout, training and new restaurant openings. From 1986 to 1989, Mr. Hewett was employed by the Marriott Corporation as a restaurant general manager.

        MATTHEW P. CULLEN has been a director since July 2000. Mr. Cullen is General Manager of General Motors Enterprise Activity Group, which includes the company's worldwide real estate division. He joined General Motors in 1979 as a real estate administrator and subsequently assumed a variety of senior assignments. Prior to his current position, he was responsible for the disposal and redevelopment of surplus property as well as site selection and strategic site acquisition. Mr. Cullen is Vice Chairman of Detroit Downtown, Inc., past Chairman of Detroit News Center Area Council, and the Chair-Elect of the International Association of Corporation Real Estate Executives.

        THOMAS MCNULTY has been a director since February 2000. From March 1983 to October 1999, Mr. McNulty served as Chief Financial Officer and Treasurer of the Henry Ford Health Systems, one of the 20 largest health systems in the United States, owning insurance companies, hospitals and medical practices. He has also served on the board of directors for various corporations, including Quadramed Corporation, a software and automated service provider, Onika Insurance, and Robertson Development Corporation, a real estate development company.

        JOSEPH W. MUER has been a director since November 1999. Mr. Muer has acted as a consultant with Aimattech, LLC, a national consulting firm specializing in board level advisory services, since July 1999, and has been a partner in The Millennium 321, an Internet company engaging in capital development, marketing and sales of engineering, advertising and graphic services, since March 1999. Since January 1999, Mr. Muer has served as a manufacturer's representative for CMS Technologies, a producer and distributor of patented security systems for computers, peripherals, software and hardware. Mr. Muer has also served as an associate to Russell Jalbert, CFP, since January 2000, and as president of the Quadrant Group, Inc., an entity that develops long-range funding strategies for charities and individuals, since February 2000. Mr. Muer was the owner and general manager of Muer's Oyster House, Inc. from 1958 to April 1998. In April 1998, Muer's Oyster House, Inc. filed for Chapter 11 bankruptcy protection. A Plan of Reorganization for Muer's Oyster House, Inc. was confirmed in December 1999, pursuant to which its assets and liabilities were liquidated.

        BLAIR A. MURPHY, D.O. is a founder of Big Buck and has been a director since its formation in 1993. Dr. Murphy has been a urological surgeon since 1990 and is presently a self-employed physician.

        HENRY T. SIWECKI has been a director since August 1995. For more than the last five years, Mr. Siwecki has been the sole owner and President of Siwecki Construction, Inc., a commercial and residential contractor.

        DENNIS B. SULLIVAN has been a director since April 2000. Mr. Sullivan is the founder of Sullivan & Associates, an executive search firm based in Michigan. Prior to establishing Sullivan & Associates, he was President of Vlasic Foods. He has served on the boards of Mercy College and Henry Ford Health Systems.

        CASIMER I. ZAREMBA is a founder of Big Buck and has been a director since its formation in 1993. Mr. Zaremba has been a private investor for more than the past five years.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors held six meetings during Big Buck's last fiscal year. Each of the incumbent directors attended all of the meetings held, except that Messrs. Sidders, Siwecki and Zaremba attended five of such meetings. During Big Buck's last fiscal year, the Board of Directors had established Audit and Compensation Committees, both of which consisted of only non-employee directors.

        The Audit Committee, which consisted of Messrs. Murphy, Siwecki and Zaremba during the last fiscal year, is responsible for recommending independent public accountants, reviewing with the independent public accountants the scope and results of the audit engagement, establishing and monitoring Big Buck's financial policies and control procedures, reviewing and monitoring the provision of non-audit services by Big Buck's independent public accountants and reviewing all potential conflict of interest situations. Although the Audit Committee did not meet during the last fiscal year, it took action by written consent once during the last fiscal year.

        The Compensation Committee, which consisted of Messrs. Muer, Murphy, Siwecki and Zaremba during the last fiscal year, determines and establishes the salaries, bonuses and other compensation of the executive officers of Big Buck. The Compensation Committee held one meeting during the last fiscal year and such meeting was attended by all committee members.

DIRECTOR COMPENSATION

        Directors who are Big Buck employees receive no fees for their services as director. Each outside director receives $500 for each regularly scheduled meeting of the Board he or she attends. Board members are also paid their expenses, if any, which are incurred solely in connection with Big Buck business purposes. In 1999, each outside director elected by the shareholders also received an option for the purchase of 5,000 shares of Common Stock. See "Proposal No. 2 Adoption of 2000 Stock Option Plan - New Plan Benefits" for information regarding options issuable to directors upon adoption of such plan.

                             EXECUTIVE COMPENSATION

        The following table sets forth information with respect to compensation paid by Big Buck to the Chief Executive Officer and the other highest paid executive officers (the "Named Executive Officers") during the three most recent fiscal years.

                           SUMMARY COMPENSATION TABLE

                                         ANNUAL COMPENSATION        LONG-TERM COMPENSATION
                                         -------------------        ----------------------
                                                                           AWARDS
                                                                    ----------------------
                                                                         SECURITIES
NAME AND PRINCIPAL POSITION              YEAR           SALARY       UNDERLYING OPTIONS
--------------------------------        -------     --------------  ----------------------
William F. Rolinski..................    1999         $157,219                0
 Chief Executive Officer, President and  1998         $151,586           30,000
 Chairman of the Board                   1997         $167,308           75,000

Gary J. Hewett.......................    1999         $134,553                0
 Chief Operating Officer, Executive      1998         $130,845           25,000
 Vice President and Director             1997         $152,061          125,000

Anthony P. Dombrowski................    1999         $ 97,321                0
 Chief Financial Officer and             1998         $ 92,885           20,000
 Treasurer                               1997         $102,615           60,000


        No stock options or stock appreciation rights were granted to the Named Executive Officers during the last fiscal year.

        The following table sets forth information concerning the unexercised options held by the Named Executive Officers as of the end of the last fiscal year. No options were exercised by the Named Executive Officers during the last fiscal year. No stock appreciation rights were exercised by the Named Executive Officers during the last fiscal year or were outstanding at the end of that year.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                            NUMBER OF SECURITIES       VALUE OF UNEXERCISED
                                           UNDERLYING UNEXERCISED      IN-THE-MONEY OPTIONS
                                             OPTIONS AT FY-END             AT FY-END(1)
                                       --------------------------   --------------------------
          NAME                         EXERCISABLE  UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
------------------------------------   -----------  -------------   -----------  -------------
William F. Rolinski.................      67,500       37,500            $0            $0
Gary J. Hewett......................     130,000       75,000            $0            $0
Anthony P. Dombrowski...............      75,500       37,500            $0            $0


-----------------------
(1) Market value of underlying securities at fiscal year end minus the exercise price.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

        Gary J. Hewett, Chief Operating Officer, Executive Vice President and a director of Big Buck, is entitled to six months' salary upon termination of employment, unless such termination is for cause. Based on Mr. Hewett's compensation during the last fiscal year, he would be entitled to approximately $67,277 upon termination of employment without cause. To date, Big Buck has not entered into any agreements providing for the continued employment of its personnel.

                                 PROPOSAL NO. 2
                       ADOPTION OF 2000 STOCK OPTION PLAN

GENERAL

        To provide Big Buck with the flexibility to issue stock options in the coming years, the Board of Directors has adopted, subject to shareholder approval, Big Buck's 2000 Stock Option Plan (the "Plan"). Buck's Board of Directors has reserved 1,000,000 shares of Big Buck Common Stock for issuance under the Plan. A general description of the Plan is set forth below, but such description is qualified in its entirety by reference to the full text of the Plan, a copy of which appears at Appendix A to this document.

DESCRIPTION OF THE PLAN

        PURPOSE. The purpose of the Plan is to promote the long-term financial interest of Big Buck and its subsidiaries by (a) attracting and retaining employees, directors and others providing services to Big Buck, (b) motivating such individuals, by means of appropriate incentives, to achieve long-range goals, (c) providing incentive compensation opportunities that are competitive with those of other similar companies, and (d) conforming such individuals' interests with those of Big Buck's shareholders through compensation based on Big Buck Common Stock.

        TERM. The Plan is unlimited in duration; however, no incentive stock options ("ISOs") may be granted under the Plan after October 1, 2010. Further, the Plan may be terminated at any time, provided that such termination will not adversely affect options then outstanding.

        ADMINISTRATION. The Plan is administered by the Compensation Committee of Big Buck's Board of Directors. The committee has authority and discretion (a) to select from among eligible individuals those persons who will receive awards,
(b) to determine the time or times of receipt, (c) to determine the types of awards and the number of shares covered by the awards, (d) to establish the terms, conditions, performance criteria, restrictions and other provisions of such awards, (e) to cancel or suspend awards, (f) to interpret the Plan and (g) to delegate any of its powers to any member of the committee or to any other person. The committee may establish, amend and rescind any rules and regulations relating to the Plan and make all other determinations that may be necessary or advisable for the administration of the Plan. The committee may also grant awards as alternatives to or replacements of awards outstanding under the Plan or any other plan or arrangement.

        ELIGIBILITY. All employees of Big Buck and its subsidiaries are eligible to receive stock options (ISO or non-qualified) under the Plan. As of September 29, 2000, Big Buck and its subsidiaries had approximately 600 employees who were eligible to receive awards under the Plan. Directors, outside consultants and advisors to Big Buck and its subsidiaries are also eligible to receive non-qualified options under the Plan.

        OPTIONS. When an option is granted under the Plan, the committee, in its discretion, specifies the exercise price, the type of option (ISO or non-qualified) to be granted, and the number of shares which may be purchased upon exercise of the option. The exercise price of an ISO may not be less than 100% of the fair market value of one share of Big Buck Common Stock on the date of grant. Any ISO granted to a holder of more than 10% of the outstanding Big Buck Common Stock must be at an exercise price of at least 110% of fair market value. On September 29, 2000, the closing price of Big Buck Common Stock as reported by the Nasdaq SmallCap Market was $1.8125 per share. No individual may receive an option grant to purchase more than 30,000 shares in any year, except that this limit shall not apply to an employee in the fiscal year in which his or her service as an employee first commences.

        The term during which an option may be exercised and whether an option will be exercisable immediately, in stages or otherwise are set by the committee, but the term of any ISO may not exceed ten years from the date of grant. Optionees may pay for shares upon exercise of options with cash, cashier's check, Big Buck Common Stock valued at the stock's then fair market value, or a combination of these methods. Each option granted under the Plan is nontransferable during the life of the optionee.

        The committee will determine the form of stock option agreements which will be used for stock options granted under the Plan. Such agreements will govern the right of an optionee to exercise an option upon termination of employment during the life of an optionee and following an optionee's death. The committee may impose additional or alternative conditions and restrictions on ISOs or non-qualified stock options granted under the Plan; however, each ISO must contain such limitations and restrictions upon its exercise as are necessary to ensure that the option will be an ISO as defined under the Internal Revenue Code.

        CHANGE IN CONTROL. Upon a change in control (as defined in the Plan), an award will become fully exercisable as to all shares subject to such award if such award is not assumed by the surviving corporation or its parent and the surviving corporation or its parent does not substitute such award with another award of substantially the same terms.

        AMENDMENT. The committee may amend or terminate the Plan at any time. However, the committee may not, without shareholder approval, increase the number of shares of Big Buck Common Stock reserved for issuance under the Plan.

        ANTIDILUTION PROVISIONS. In the event of a corporate transaction involving Big Buck, including without limitation any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the committee may adjust awards to preserve the benefits or potential benefits of the awards. Actions by the committee may include (a) adjustment of the number and kind of shares which may be delivered under the Plan, (b) adjustment of the number and kind of shares subject to outstanding awards, (c) adjustment of the exercise price of outstanding options, and (d) any other adjustments that the committee determines to be equitable.

        AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS. Annually, beginning December 1, 2000, Big Buck will automatically grant (1) to each outside director a non-qualified option for 20,000 shares of Common Stock and (2) to each outside director serving on the Executive Committee of the Board of Directors an additional non-qualified option for 10,000 shares of Common Stock, each at the fair market value of the stock on the date the option is granted. Any person who first becomes eligible to receive an automatic option grant pursuant to the foregoing sentence following any December 1, will automatically receive such grant upon their appointment to such position. The number of shares subject to such option will be determined by multiplying the number of shares otherwise issuable by a fraction, the numerator of which is the number of whole months between the date of appointment and the next November 30 and the denominator of which is 12. Each option issuable pursuant to this section of the Plan will become exercisable in full commencing on the first anniversary date of the grant. Each option must be exercised within three months of termination of service as a member of the Board of Directors or, in the case of death or disability, within one year of the termination of such service. In no event may it be exercised later than ten years from the date of grant.

TAX INFORMATION

        An optionee will not incur any federal income tax liability as a result of the grant of a stock option. The same is true when any option becomes exercisable.

        If an option is not qualified for tax purposes as an ISO, upon exercise, the optionee will generally recognize ordinary income for federal income tax purposes in an amount equal to the difference between the fair market value of the shares at the time of exercise and the exercise price. The income recognized by the optionee will be subject to tax withholding by Big Buck, and Big Buck will be entitled to a tax deduction in an amount equal to the amount of ordinary income recognized by the optionee. Upon resale of such shares by the optionee, any difference between the sale price and the fair market value of the shares at the time the option was exercised will be treated as capital gain or loss.

        Generally, an optionee will not incur federal income tax liability as the result of an exercise of an ISO. However, except in the case of death or disability, if an ISO is exercised more than three months after an optionee's termination of employment (a "disqualifying exercise"), the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. For purposes of calculating an optionee's alternative minimum tax, if any, the difference between the fair market value of the shares at the time the stock option is exercised and the exercise price becomes an item of adjustment. When the shares acquired upon exercise of an ISO are sold, the optionee will be taxed on the difference between the sale price and the exercise price. If such a sale does not occur within two years of the date the ISO was granted or within one year of the date it was exercised, then the gain, if any, will be treated as long-term capital gain. If such a sale occurs within either of the time periods specified in the preceding sentence, a disqualifying disposition, then the portion of the optionee's gain equal to the difference between the fair market value of the stock on the date of exercise (or, if less, the selling price) and the exercise price will be treated as ordinary compensation income, while the balance of any gain would be treated as capital gain. Big Buck is generally not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as the result of a disqualifying exercise or disposition, Big Buck is entitled to a deduction in an equivalent amount in the taxable year of Big Buck in which the disqualifying event occurs.

        The foregoing is only a summary of the general effect of U.S. federal income taxation upon the optionee and Big Buck with respect to the grant and exercise of options under the Plan and the subsequent sale of such shares. This summary does not discuss the income tax laws of any state in which an optionee may be employed or reside.

NEW PLAN BENEFITS

        The following table indicates the options to be issued under the Plan to the persons and groups listed in the table as of October 1, 2000. The Plan provides that each non-employee director will receive an annual option for the purchase of 20,000 shares of Common Stock and that each non-employee director who serves on the Executive Committee of the Board of Directors will receive an additional annual option for the purchase of 10,000 additional shares of Common Stock.

                                                                           DOLLAR         NUMBER OF SHARES
NAME AND POSITION                                                          VALUE         UNDERLYING OPTIONS
-----------------                                                          -----         ------------------
William F. Rolinski, Chief Executive Officer, President and
     Chairman of the Board............................................       0                    0
Gary J. Hewett, Chief Operating Officer, Executive Vice President
     and Director.....................................................       0                    0
Anthony P. Dombrowski, Chief Financial Officer and Treasurer..........       0                    0
Executive Group.......................................................       0                    0
Non-Executive Director Group.......................................... Indeterminable       160,000
Non-Executive Officer Employee Group..................................       0                    0


VOTE REQUIRED

        Approval of the Plan requires the affirmative vote of the holders of a majority of the shares of Big Buck Common Stock present in person or represented by proxy voting together and not by class. BIG BUCK'S BOARD OF DIRECTORS CONSIDERS THE PLAN TO BE ADVISABLE AND IN THE BEST INTERESTS OF BIG BUCK AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE PLAN.

                                 PROPOSAL NO. 3
           ADOPTION OF AMENDMENT TO RESTATED ARTICLES OF INCORPORATION

        The Board of Directors has determined that it is advisable to delete certain provisions regarding share ownership from Big Buck's Restated Articles of Incorporation, and has voted to recommend that the shareholders adopt an amendment to Big Buck's Restated Articles of Incorporation effecting the same. By action taken effective September 29, 2000, the Board approved the following resolution, subject to approval by the shareholders at the Annual Meeting:

        RESOLVED, that Articles VIII, IX and X of the Restated Articles of Incorporation of Big Buck Brewery & Steakhouse, Inc. shall be deleted in their entirety.

        A general description of Articles VIII, IX and X is set forth below, but such description is qualified in its entirety by reference to the full text of the Restated Articles of Incorporation, a copy of which appears at Appendix B to this document. The text that Big Buck proposes to delete has been italicized for ease of reference. Article VIII provides that the acquisition of 10% or more of the outstanding stock of Big Buck requires the prior approval of the Michigan Liquor Control Commission. Article IX provides that no person shall acquire any outstanding stock of Big Buck in violation of Section 463.31 of the Michigan Liquor Control Act, as it may be amended from time to time. Article X provides that if a person holds outstanding stock of Big Buck in violation of
Article VIII or Article IX, such person's securities holdings shall be subject to redemption at any time by Big Buck by action of the Board of Directors.

        The Board of Directors expresses no opinion regarding the continued applicability of such regulations to ownership of Big Buck Common Stock. However, the Board of Directors recommends that shareholders adopt the foregoing amendment to Big Buck's Restated Articles of Incorporation due to Big Buck's contractual commitment to Wayne County Employees' Retirement System ("WCERS").

        Pursuant to the Subscription and Investment Representation Agreement for 10% Convertible Secured Promissory Note due February 2003, Big Buck agreed with WCERS to include on the agenda for Big Buck's Annual Meeting an amendment to its Restated Articles of Incorporation to remove Articles VIII, IX and X. In the event that shareholders do not approve the amendment to Big Buck's Restated Articles of Incorporation, WCERS may at its option declare an event of default under the aforementioned agreement. In the event of such default, all obligations of Big Buck to WCERS would immediately become due and payable.

VOTE REQUIRED

        Approval of the amendment to the Restated Articles of Incorporation requires the affirmative vote of the holders of a majority of the shares of Big Buck Common Stock. THE BOARD OF DIRECTORS CONSIDERS THIS AMENDMENT TO BE ADVISABLE AND IN THE BEST INTEREST OF BIG BUCK AND ITS SHAREHOLDERS AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THIS AMENDMENT.

                                 PROPOSAL NO. 4
          RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        The Board of Directors has appointed Plante & Moran, LLP as Big Buck's independent public accountants for the fiscal year ending December 31, 2000. A proposal to ratify that appointment will be presented to shareholders at the Annual Meeting. If the shareholders do not ratify such appointment the Board will select another firm of independent public accountants.

        On December 30, 1999, the Board engaged Plante & Moran, LLP as Big Buck's new independent accountant for the fiscal year ending January 2, 2000. During the two most recent fiscal years and through December 30, 1999, Big Buck did not consult with Plante & Moran, LLP on items which (1) involved the application of accounting principles to a specific completed or contemplated transaction, (2) involved the type of audit opinion that might be rendered on the company's financial statements, or (3) concerned the subject matter of a disagreement or reportable event with the former auditor (as described in Regulation S-B Item 304(a)(1)(iv)).

        On December 30, 1999, the Board dismissed Arthur Andersen LLP as Big Buck's independent accountant. The reports of Arthur Andersen LLP on the financial statements for the past two fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. The Audit Committee and the Board of Directors participated in and approved the decision to change independent accountants. In connection with its audits for the two most recent fiscal years and through December 30, 1999, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused Arthur Andersen LLP to make reference thereto in its report on the financial statements for such years. During the two most recent fiscal years and through December 30, 1999, there have been no reportable events (as defined in Regulation S-B Item 304(a)(1)(iv)). Arthur Andersen LLP has furnished Big Buck with a letter addressed to the SEC stating that it agrees with the above statements.

        Representatives of Plante & Moran, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance. Representative of Arthur Andersen LLP are not expected to attend the Annual Meeting.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PLANTE & MORAN, LLP AS BIG BUCK'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Big Buck formerly had a loan agreement with NBD Bank for three separate loan facilities aggregating $3.0 million. Messrs. Rolinski, Murphy and Zaremba, each a director of Big Buck, personally guaranteed repayment of all amounts under this loan agreement. In February 2000, Big Buck obtained financing from WCERS which enabled it (a) repay NBD Bank and Crestmark Bank in full and (b) to make all required capital contributions and satisfy all subcontractors' liens and claims in connection with the Grapevine unit. Messrs. Rolinski, Murphy and Zaremba personally guaranteed this indebtedness to the extent of $1,623,885. Messrs. Rolinski, Murphy and Zaremba do not intend to personally guarantee future obligations of Big Buck.

        All future transactions between Big Buck and its officers, directors and principal shareholders and their affiliates will be approved by a majority of the Board, including a majority of the independent and disinterested non-employee directors, and will be on terms no less favorable to Big Buck than could be obtained from unaffiliated third parties.

                            SECTION 16(a) BENEFICIAL
                         OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires Big Buck's executive officers, directors and persons who own more than 10% of a registered class of Big Buck's equity securities to file reports of ownership and changes in ownership with the SEC to furnish Big Buck with copies of such reports. To Big Buck's knowledge, based solely on a review of copies of reports filed with the SEC during the last fiscal year, all applicable Section 16(a) filing requirements were met, except that one report on Form 5 setting forth the January 1, 1999, automatic grant of a stock option for the purchase of 5,000 shares, pursuant to the 1996 Director Stock Option Plan, to Casimer I. Zaremba, one of Big Buck's non-employee directors, was not filed on a timely basis.

                              SHAREHOLDER PROPOSALS
                           FOR THE 2001 ANNUAL MEETING

        If a shareholder of Big Buck wishes to present a proposal for consideration for inclusion in the proxy materials for the 2001 Annual Meeting of Shareholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of Big Buck, 550 South Wisconsin Street, Gaylord, Michigan 49734, Attn: Secretary, no later than June 22, 2001. All proposals must conform to the rules and regulations of the SEC. Under SEC rules, if a shareholder notifies Big Buck of his or her intent to present a proposal for consideration at the 2001 Annual Meeting of Shareholders after September 5, 2001, Big Buck, acting through the persons named as proxies in the proxy materials for such meeting, may exercise discretionary authority with respect to such proposal without including information regarding such proposal in its proxy materials.

                          ANNUAL REPORT ON FORM 10-KSB

        A copy of Big Buck's Annual Report on Form 10-KSB for the fiscal year ended January 2, 2000, as filed with the SEC, including the financial statements and financial statement schedules thereto, accompanies this Notice of Annual Meeting, Proxy Statement and the related proxy card. Big Buck will furnish to any person whose proxy is being solicited any exhibit described in the exhibit index accompanying the Form 10-KSB, upon the payment, in advance, of fees based on Big Buck's reasonable expenses in furnishing such exhibit. Requests for copies of exhibits should be directed to Deborah Y. Peters, Secretary, at Big Buck's principal address.

                                           Sincerely,

                                           BIG BUCK BREWERY & STEAKHOUSE, INC.

                                           /s/ William F. Rolinski

                                           William F. Rolinski
                                           President and Chief Executive Officer

Gaylord, Michigan
October 20, 2000

                                   APPENDIX A

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                             2000 STOCK OPTION PLAN

                                   SECTION 1.
                                     GENERAL

        1.1 PURPOSE. The Big Buck Brewery & Steakhouse, Inc. 2000 Stock Option Plan (the "Plan") has been established by Big Buck Brewery & Steakhouse, Inc. (the "Company") to (i) attract and retain persons eligible to participate in the Plan; (ii) motivate Participants, by means of appropriate incentives, to achieve long-range goals; (iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock; and thereby promote the long-term financial interest of the Company and the Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term shareholder return.

        1.2 PARTICIPATION. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the Eligible Individuals those persons who will be granted one or more Awards under the Plan, and thereby become "Participants" in the Plan. In the discretion of the Committee, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or replacement of awards outstanding under the Plan, or any other plan or arrangement of the Company or a Subsidiary (including a plan or arrangement of a business or entity, all or a portion of which is acquired by the Company or a Subsidiary).

        1.3 OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 3 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 7 of the Plan).

                                   SECTION 2.
                                     OPTIONS

        2.1 DEFINITIONS.

        (a) The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Committee. Options granted under this Section 2 may be either Incentive Stock Options ("ISOs") or Non-Qualified Options ("NQOs"), as determined in the discretion of the Committee.

        (b) An "ISO" is an Option that is intended to satisfy the requirements applicable to an ""incentive stock option" described in section 422(b) of the Code. ISO grants may be awarded only to Eligible Employees.

        (c) An "NQO" is an Option that is not intended to be an "incentive stock option" as that term is described in section 422(b) of the Code. NQO grants may be awarded to any Eligible Individual.

        2.2 EXERCISE PRICE. The "Exercise Price" of each Option granted under this Section 2 shall be established by the Committee or shall be determined by a method established by the Committee at the time the Option is granted; except that the Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant.

        Notwithstanding the foregoing, any ISO granted to any 10% or more shareholder of the Company must be at an option price of at least 110% of the Fair Market Value of the Stock subject to the Option.

        2.3 EXERCISE. An Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee.

        2.4 PAYMENT OF OPTION EXERCISE PRICE. The payment of the Exercise Price of an Option granted under this Section 2 shall be subject to the following:

        (a) Subject to the following provisions of this subsection 2.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option shall be paid at the time of such exercise (except that, in the case of an exercise arrangement approved by the Committee and described in paragraph 2.4(c), payment may be made as soon as practicable after the exercise).

        (b) The Exercise Price shall be payable in cash, cashier's check or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or such other consideration, including a combination of payment methods. Any other method of payment which the Board or the Committee deems appropriate on the date of such exercise may also be used.

        (c) A Participant may elect to pay the Exercise Price upon the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise.

        2.5 SETTLEMENT OF AWARD. Shares of Stock delivered pursuant to the exercise of an option shall be subject to such conditions, restrictions and contingencies as the Committee may establish in the applicable Award Agreement. The Committee, in its discretion, may impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Committee determines to be desirable.

        2.6 AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS. Annually, beginning December 1, 2000, the Company will automatically grant (1) to each director serving on the Board who is not an Eligible Employee an NQO covering 20,000 shares of stock and (2) to each director serving on the Executive Committee of the Board who is not an Eligible Employee an additional NQO covering 10,000 shares of stock. Any person who first becomes eligible to receive an automatic option grant pursuant to the foregoing sentence following any December 1, will automatically receive such grant upon their appointment to such position. The number of shares subject to such option will be determined by multiplying the number of shares otherwise issuable by a fraction, the numerator of which is the number of whole months between the date of appointment and the next November 30 and the denominator of which is 12. The NQO grants are vested and fully exercisable commencing on the first anniversary of the date of grant. The exercise price shall be the Fair Market Value on the date of issuance. Options to outside directors under this Section 2.6 shall terminate on the earlier of
(a) the 10th anniversary of the date of grant, (b) the date three months after the termination of such director's service for any reason other than death or disability or (c) the date one year after the termination of such director's service because of death or total and permanent disability.

                                   SECTION 3.
                          OPERATION AND ADMINISTRATION

        3.1 EFFECTIVE DATE. Subject to the approval of the shareholders of the Company, the Plan shall be effective as of October 1, 2000 (the "Effective Date"); provided, however, that to the extent that Awards are granted under the Plan prior to its approval by shareholders, the Awards shall be contingent on approval of the Plan by the shareholders of the Company. The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding; provided, however, that, to the extent required by the Code, no ISO may be granted under the Plan on a date that is more than ten years from the date the Plan is adopted or, if earlier, the date the Plan is approved by shareholders and, further, no ISO may be exercised after the expiration of ten years from the date the Award is granted, or, in the case of options granted to 10% or greater shareholders of the Company, after the expiration of five years from the date the option is granted.

        3.2 SHARES SUBJECT TO PLAN. The shares of Stock for which Awards may be granted under the Plan shall be subject to the following:

        (a) Subject to the following provisions of this subsection 3.2, the maximum number of shares of Stock that may be delivered to participants and their beneficiaries under the Plan shall be equal to 1,000,000 shares of Stock.

        (b) To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash or used to satisfy the applicable tax withholding obligation, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

        (c) If the exercise price of any stock option granted under the Plan is satisfied by tendering shares of Stock to the Company (by either actual delivery or by attestation), only the number of shares of Stock issued net of the shares of Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

        (d)    Options granted hereunder shall be treated as ISOs under Code
               Section 422 only to the extent that the aggregate fair market value (determined at the time of grant) of Shares exercisable for the first time by the Participant during any calendar year, in combination with shares first exercisable under all other plans of the Company and its Subsidiaries or affiliates, does not exceed $100,000, with any options or portions of options in excess of such limit (according to the order in which they were granted) being treated as NQOs.

        (e) In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination of exchange of shares), the Committee shall adjust Awards to preserve the benefits or potential benefits of the Awards and to prevent dilution and maintain the proportion and cost of the Stock subject to the Option Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options; and
               (iv) any other adjustments that the Committee determines to be equitable.

        (f) The maximum number of shares of stock subject to Options granted to an Eligible Employee hereunder in any calendar year shall be limited to 30,000, except that this limit shall not apply to an Eligible Employee in the fiscal year of the Company in which his or her service as an employee first commences.

        3.3 GENERAL RESTRICTIONS. Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

        (a) Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

        (b) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

        3.4 TAX WITHHOLDING. All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit such withholding obligations to be satisfied through cash payment by the Participant, through the surrender of shares of Stock which the Participant already owns, or through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan.

        3.5 USE OF SHARES. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Committee may use available shares of Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Subsidiary, including the plans and arrangements of the Company or a Subsidiary assumed in business combinations.

        3.6 DIVIDENDS AND DIVIDEND EQUIVALENTS. An Award may provide the Participant with the right to receive dividend payments or dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned, vested, or acquired), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock as determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

        3.7 PAYMENTS. Awards may be settled in any of the methods described in
Section 2.4. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Stock equivalents. Each Subsidiary shall be liable for payment of cash due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for cash payments shall be resolved by the Committee.

        3.8 TRANSFERABILITY. Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

        3.9 FORM AND TIME OF ELECTIONS. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification, or revocation thereof, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        3.10 AGREEMENT WITH COMPANY. An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee. A copy of such document shall be provided to the Participant. The Participant shall sign a copy of such document, which shall be referred to in the Plan as an "Award Agreement."

        3.11 ACTION BY COMPANY OR SUBSIDIARY. Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its Board, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

        3.12 GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        3.13 LIMITATION OF IMPLIED RIGHTS.

        (a) Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

        (b) The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee the right to be retained in the employ of the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

        3.14 EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                   SECTION 4.
                                CHANGE IN CONTROL

        Subject to the provisions of paragraph 3.2(e) (relating to the adjustment of shares), and except as otherwise provided in the Plan or the Award Agreement reflecting the applicable Award, upon the occurrence of a Change in Control, outstanding Options shall become fully vested and exercisable as to all of the stock subject to such Options unless such Options are assumed by the surviving corporation or its parent or the surviving corporation or its parent substitutes Options with substantially the same terms for such Options. The Committee shall have the right to cancel Options in the event of a Change in Control, provided that in exchange for such cancellation the Participant shall receive a cash payment equal to the Change in Control consideration less the exercise price of the Option.

                                   SECTION 5.
                                    COMMITTEE

        5.1 ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in a committee (the "Committee") which shall be selected by the Board. The Committee shall consist exclusively of two or more directors of the Company. The composition of the Committee shall meet the following:

        (a) Such requirements as the Securities and Exchange Commission may establish for administrators acting under plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act; and

        (b) Such requirements as the Internal Revenue Service may establish for outside directors acting under plans intended to qualify for exemption under Section 162(m)(4)(C) of the Code.

        5.2 POWERS OF COMMITTEE. The Committee's administration of the Plan shall be subject to the following:

        (a) Subject to the provisions of the Plan, the Committee will have the authority and discretion to select from among the Eligible Individuals those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 6) to cancel or suspend Awards.

        (b) The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

        (c) Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

        (d) In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the articles and by-laws of the Company, and applicable state corporate law.

        5.3 DELEGATION BY COMMITTEE. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        5.4 INFORMATION TO BE FURNISHED TO COMMITTEE. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

                                   SECTION 6.
                            AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided that adjustments made pursuant to subsection 3.2(e) shall not be subject to the foregoing limitations of this
Section 6. An amendment shall be subject to approval by the Company's shareholders only to the extent required by applicable laws, regulations or rules.

                                   SECTION 7.
                                  DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

        (a) Award. The term "Award" shall mean any award or benefit granted under the Plan.

        (b) Board. The term "Board" shall mean the Board of Directors of the Company.

        (c)    Change in Control. The term "Change in Control" shall mean:

               1. an acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") of 50% or more of either:

                      A.     the then outstanding Stock; or

                      B. the combined voting power of the Company's outstanding voting securities immediately after the merger or acquisition entitled to vote generally in the election of directors; provided, however, that the following acquisition shall not constitute a Change of Control:

                             i.     any acquisition directly from the Company;

                             ii.    any acquisition by the Company or a
                                    Subsidiary;

                             iii. any acquisition by the trustee or other fiduciary of any employee benefit plan or trust sponsored by the Company or a Subsidiary; or

                             iv. any acquisition by any corporation with respect to which, following such acquisition, more than 50% of the Stock or combined voting power of Stock and other voting securities of the Company is beneficially owned by substantially all of the individuals and entities who were beneficial owners of Stock and other voting securities of the Company immediately prior to the acquisition in substantially similar proportions immediately before and after such acquisition; or

               2. individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board"), cease to constitute at least a majority of the Board. Individuals nominated by the Incumbent Board and subsequently elected shall be deemed for this purpose to be members of the Incumbent Board; or

               3. approval by the shareholders of the Company of a reorganization, merger, consolidation, liquidation, dissolution, sale or statutory exchange of Stock which changes the beneficial ownership of Stock and other voting securities so that after the corporate change the immediately previous owners of 50% of Stock and other voting securities do not own 50% of the Company's Stock and other voting securities either legally or beneficially; or

               4. the sale, transfer or other disposition of all substantially all of the Company's assets; or

               5. a merger of the Company with another entity after which the pre-merger shareholders of the Company own less than 50% of the stock of the surviving corporation.

        A "Change in Control" shall not be deemed to occur with respect to a Participant if the acquisition of a 50% or greater interest is by a group that includes the Participant, nor shall it be deemed to occur if at least 50% of the Stock and other voting securities owned before the occurrence are beneficially owned subsequent to the occurrence by a group that includes the Participant.

        (d) CODE. The term "Code" means the Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

        (e) ELIGIBLE EMPLOYEE. The term "Eligible Employee" shall mean any common-law employee of the Company or a Subsidiary. An NSO (but not an ISO) Award may be granted to an individual who is not yet an Eligible Employee, in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or the Subsidiaries, provided that any such Award shall not become vested prior to the date the employee first performs such services.

        (f) ELIGIBLE INDIVIDUAL. The term "Eligible Individual" shall include Eligible Employees, members of the Company's Board and outside consultants or advisors to the Company who provide bona fide services to the Company or a Subsidiary as Independent Contractors.

        (g) FAIR MARKET VALUE. For purposes of determining the "Fair Market Value" of a share of Stock as of any date, the following rules shall apply:

               1. If at the time an Option is granted, the Common Stock is publicly traded on the NASDAQ stock market, the fair market value of a share of Stock shall be equal to the sales price for a share of Common Stock as quoted in the NASDAQ stock market at close of business on such date.

               2. If sale prices are not available or if the Stock is not quoted on the NASDAQ stock market, the average between the highest bid, and lowest asked prices for the Stock on such day as reported on the NASDAQ OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service.

               3. If the day is not a business day, and as a result, paragraphs (i) and (ii) next above are inapplicable, the Fair Market Value of the Stock shall be determined as of the last preceding business day. If paragraphs (i) and
                      (ii) next above are otherwise inapplicable, then the Fair Market Value of the Stock shall be determined in good faith by an independent third party expert selected by the Committee.

        (h) SUBSIDIARIES. The term "Subsidiary" means any company during any period in which it is a "subsidiary corporation" (as that term is defined in Code section 424(f)) with respect to the Company.

        (i) STOCK. The term "Stock" shall mean shares of common stock of the Company.

[For Edgar filing, language that will be eliminated is preceded by a "<#>" and followed by a "</#>]

                             APPENDIX B

                       BIG BUCK BREWERY & STEAKHOUSE, INC.
                       RESTATED ARTICLES OF INCORPORATION

        The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the
Corporation:

ARTICLE I

The name of the Corporation is:
BIG BUCK BREWERY & STEAKHOUSE, INC.

ARTICLE II

The purpose or purposes for which the Corporation is formed is as follows:

To engage in any activity within the purposes for which corporations may be formed under the Michigan Business Corporation Act (the "Act").

ARTICLE III

The aggregate number of shares which the Corporation has authority to issue is 20,000,000(*) common shares of the par value of $.01 per share.

ARTICLE IV

        A.     The address of the current registered office is:
               550 South Wisconsin Street
               Gaylord, Michigan 49735

        B.     The mailing address of the current registered office is:
               P.O. Box 1430
               Gaylord, Michigan 49735

        C.     The name of the current resident agent is:
               William F. Rolinski

ARTICLE V

When a compromise or arrangement or a plan of reorganization of this Corporation is proposed between this Corporation and its creditors or any class of them or between this Corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this Corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the Corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a

--------
(*) On September 15, 1998, the Corporation's shareholders approved an amendment to the Restated Articles of Incorporation to increase the Corporation's authorized capital stock to 65,000,000 shares, consisting of 60,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock. As of the date of this proxy statement, the Corporation had not yet had the need to file such amendment to its Restated Articles of Incorporation with the State of Michigan.

majority in number representing three-fourths (3/4) in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this Corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this Corporation.

ARTICLE VI

The number of directors shall be the number specified in or fixed in accordance with the By-Laws. The Board of Directors shall have the power to fix or change the number of directors unless the shareholders, in amending or repealing the By-Laws, provide expressly that the Board of Directors shall not amend or repeal the By-Law establishing the number of directors.

ARTICLE VII

A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. However, this Article shall not eliminate or limit the liability of a director for any of the following:

        (1) A breach of the director's duty of loyalty to the Corporation or its shareholders.

        (2) Acts or omissions not in good faith or that involve intentional misconduct or knowing violation of law.

        (3)    A violation of Section 551(1) of the Act.

        (4) A transaction from which the director derived an improper personal benefit.

        (5) An act or omission occurring prior to the effective date of this Article.

Any repeal or modification of this Article by the shareholders of the Corporation shall not adversely affect any right or protection of any director of the Corporation existing at the time of, or for or with respect to, any acts or omissions occurring before such repeal or modification.

<#>ARTICLE VIII

The acquisition of ten percent (10%) or more of the outstanding stock of the Corporation requires the prior approval of the Michigan Liquor Control Commission.

A person seeking to acquire 10% or more of the outstanding stock of the Corporation must (i) provide the Liquor Commission information regarding such person, including without limitation thereto, information regarding other alcoholic liquor business management experience, in such form, and with such updates, as may be required by the Liquor Commission; (ii) respond to written or oral questions from the Liquor Commission; and (iii) consent to the performance of any background investigation that may be required by the Liquor Commission, including without limitation thereto, an investigation of certain past criminal convictions of such person.</#>

<#>ARTICLE IX

No person shall acquire any outstanding stock of the Corporation in violation of Section 436.31 of the Michigan Liquor Control Act, as it may be amended from time to time.

ARTICLE X

If a person holds outstanding stock of the Corporation in violation of
Article VIII or Article IX (a "Disqualified Holder"), such person's securities holdings shall be subject to redemption at any time by the Corporation by action of the Board of Directors.

Such redemptions will be subject to the following terms and conditions: (i) the redemption price of the shares to be redeemed shall be equal to the fair market value of such shares or such other redemption price as required by pertinent state or federal law pursuant to which the redemption is required;
(ii) if less than all the shares held by a Disqualified Holder are to be redeemed, the shares to be redeemed shall be selected in such manner as shall be determined by the Board of Directors; (iii) at least thirty (30) days' written notice of the date upon which redemption is to occur shall be given to a Disqualified Holder (unless waived in writing by the Disqualified Holder) provided that redemption may occur on the date on which written notice shall be given to the Disqualified Holder if the funds necessary to effect the redemption shall have been deposited in trust for the benefit of the Disqualified Holder and subject to immediate withdrawal by the Disqualified Holder upon surrender of the stock certificates for the shares to be redeemed; (iv) from and after the date upon which redemption occurs or such earlier date as mandated by pertinent state or federal law, any and all rights of whatever nature, which may be held by the Disqualified Holder of shares selected for redemption (including without limitation any rights to vote such shares), shall cease and terminate and the Disqualified Holder shall thenceforth be entitled only to receive the funds payable upon redemption; and (v) such other terms and conditions as the Board of Directors shall determine.</#>

                    BIG BUCK BREWERY & STEAKHOUSE, INC.


BIG BUCK BREWERY & STEAKHOUSE, INC.
550 SOUTH WISCONSIN STREET
GAYLORD, MICHIGAN 49734                                                   PROXY
-------------------------------------------------------------------------------
         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Big Buck Brewery & Steakhouse, Inc., a Michigan corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated October 20, 2000, and hereby appoints William F. Rolinski and Anthony P. Dombrowski, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Shareholders of Big Buck to be held at Big Buck Brewery & Steakhouse, 550 South Wisconsin Street, Gaylord, Michigan, on November 14, 2000, at 9:00 a.m. local time, or at any adjournment or postponement thereof, and to vote, as designated below, all shares of Common Stock of Big Buck which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.






                      SEE REVERSE FOR VOTING INSTRUCTIONS

                             - Please detach here -


1. To elect nine directors for the ensuing year and until their successors shall be elected and duly qualified.
   01 WILLIAM F. ROLINSKI     02 GARY J. HEWETT        03 MATTHEW P. CULLEN
   04 THOMAS MCNULTY          05 JOSEPH W. MUER        06 BLAIR A. MURPHY, D.O.
   07 HENRY T. SIWECKI        08 DENNIS B. SULLIVAN    09 CASIMER I. ZAREMBA

          FOR all nominees                   WITHHOLD AUTHORITY
     / /  listed at left (except        / /  to vote for all nominees
          as marked to the                   listed at left
          contrary below)

(Instructions:  To withhold authority to vote          -------------------------
for any indicated nominee, write the number(s)         |                       |
of the nominee(s) in the box provided to the right.)   -------------------------

2. To consider and vote upon adoption of       / / For  / / Against  / / Abstain
   Big Buck's 2000 Stock Option Plan.

3. To consider and vote upon adoption of an    / / For  / / Against  / / Abstain
   amendment to Big Buck's Restated Articles of Incorporation to delete certain provisions regarding share ownership.

4. To ratify the appointment of Plante &       / / For  / / Against  / / Abstain
   Moran, LLP as Big Buck's independent
   public accountants for the fiscal year
   ending December 31, 2000.

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 THROUGH 4. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Address change? mark box / / indicate changes below:

                                          Dated:__________________________, 2000

                                       -----------------------------------------
                                       |                                       |
                                       -----------------------------------------
                                       Signature(s) in Box
                                       (If there are co-owners both must sign)

                                       PLEASE SIGN EXACTLY AS NAME APPEARS ON
                                       THIS PROXY.  WHEN SHARES ARE HELD BY
                                       JOINT TENANTS, BOTH SHOULD SIGN.  IF
                                       SIGNING AS ATTORNEY, EXECUTOR,
                                       ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                       PLEASE GIVE FULL TITLE AS SUCH AND, IF
                                       NOT PREVIOUSLY FURNISHED, A
                                       CERTIFICATE OR OTHER EVIDENCE OF
                                       APPOINTMENT SHOULD BE FURNISHED.  IF A
                                       CORPORATION, PLEASE SIGN IN FULL
                                       CORPORATE NAME BY PRESIDENT OR OTHER
                                       AUTHORIZED OFFICER.  IF A PARTNERSHIP,
                                       PLEASE SIGN IN PARTNERSHIP NAME BY AN
                                       AUTHORIZED PERSON.